    As filed with the Securities and Exchange Commission on October 7, 1996

                                           Registration Statement No.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                            FERROFLUIDICS CORPORATION
             (Exact name of Registrant as specified in its charter)

        MASSACHUSETTS                                             02-0275185
(State or other jurisdiction                                   (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                 40 SIMON STREET
                           NASHUA, NEW HAMPSHIRE 03061
                    (Address of principal executive offices)

                FERROFLUIDICS CORPORATION AMENDED AND RESTATED
                      1995 STOCK OPTION AND INCENTIVE PLAN

                FERROFLUIDICS CORPORATION AMENDED AND RESTATED
                      1995 NON-QUALIFIED STOCK OPTION PLAN

                FERROFLUIDICS CORPORATION AMENDED AND RESTATED
                           1994 RESTRICTED STOCK PLAN
                            (Full title of the Plan)

                         -------------------------------

                               PAUL F. AVERY, JR.
                       Chairman of the Board and Treasurer
                            SALVATORE J. VINCIGUERRA
                      President and Chief Executive Officer
                            FERROFLUIDICS CORPORATION
                                 40 Simon Street
                           Nashua, New Hampshire 03061
                     (Name and address of agent for service)

                                 (603) 883-9800
          (Telephone number, including area code, of agent for service)

                          ----------------------------

                                    Copy to:
                              STUART M. CABLE, ESQ.
                           GOODWIN, PROCTER & HOAR LLP
                                 Exchange Place
                                 53 State Street
                           Boston, Massachusetts 02109
                                 (617) 570-1000

                          ----------------------------

                                      CALCULATION OF REGISTRATION FEE
==========================================================================================================
Title of Securities    Amount to be       Proposed Maximum          Proposed Maximum          Amount of
  to be Registered    Registered (1)  Offering Price Per Share  Aggregate Offering Price  Registration Fee
==========================================================================================================
  Common Stock(2)        255,550               $ 9.63                  $2,460,947              $  849
                          15,000               $11.75                  $  176,250              $   61
                           5,000               $11.00                  $   55,000              $   19
                         115,000               $13.00                  $1,495,000              $  516
                          30,000               $ 9.38                  $  281,400              $   97
                          71,925               $ 9.75                  $  701,269              $  242
----------------------------------------------------------------------------------------------------------
    Common Stock         192,737               $ 8.50(3)               $1,638,265              $  565
----------------------------------------------------------------------------------------------------------
    Common Stock         357,525               $ 8.50(3)               $3,038,963              $1,048
==========================================================================================================

(1)  This Registration Statement also relates to such indeterminate number of additional shares of Common
     Stock of the Registrant as may be issuable as a result of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2)  The aggregate offering price and fee are computed based on the exercise price of the options to purchase shares of Common Stock of Ferrofluidics Corporation, par value $.004 per share (the "Common
     Stock"), which have been granted under the Ferrofluidics Corporation 1995 Non-Qualified Stock Option
     Plan and the Ferrofluidics Corporation 1995 Stock Option and Incentive Plan in accordance with Rule
     457(h) under the Securities Act of 1933, as amended (the "Securities Act").

(3)  This estimate is based on the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on October 1, 1996, pursuant to Rule 457(c) and (h) under the
     Securities Act, for purposes of determining the registration fee with respect to the shares of
     Common Stock which have been granted under the Ferrofluidics Corporation 1994 Restricted Stock Plan
     and the shares of Common Stock which are to be issued under the Ferrofluidics Corporation 1995
     Non-Qualified Stock Option Plan and the Ferrofluidics Corporation 1995 Stock Option and Incentive
     Plan.
==========================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Ferrofluidics Corporation (the "Company") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, filed with the Commission (Commission File No. 0-10734) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 1996; and

     (c) The description of the Company's common stock, par value $.004 per share, contained in the Company's Registration Statement on Form 8-A, as amended, filed with the Commission (Commission File No. 2-72394-B) pursuant to Section 12 of the Exchange Act.

     In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Massachusetts corporation. Reference is made to Chapter 156B, Section 13(b)(1 1/2) of the Massachusetts Business Corporation Law (the "MBCL"), which enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of the MBCL (providing for liability of directors for authorizing unauthorized distributions and for making loans to directors, officers and certain shareholders) or (iv) for any transaction from which a director derived an improper personal benefit.

     Reference also is made to Chapter 156B, Section 67 of the MBCL, which provides that a corporation may indemnify directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

     Article 6 of the Company's Restated Articles of Organization, as amended, provides that, to the fullest extent permissible under the MBCL, a director of the Company will not be personally liable to the Company or its stockholders for monetary damages arising out of the director's breach of his or her fiduciary duty. In addition, Article IV of the By-laws of the Company provides that the Company shall to the extent legally permissible indemnify each of its directors and officers against all expenses and liabilities which he has reasonably incurred in connection with or arising out of any actual or threatened action, suit or proceeding in which he may be involved by reason of his being or having been a director or officer of the Company, provided no such indemnification shall be made in relation to matters as to which such director or officer shall be finally adjudged in any such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company. In the event that a settlement or compromise of such action, suit or proceeding is effected, indemnification may be had but only if the Board of Directors of the Company shall have been furnished with an opinion of counsel for the Company to the effect that such settlement or compromise is in the best interest of the Company and that such director or officer does not appear not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company, and if the Board of Directors of the Company shall have adopted a resolution approving such settlement or compromise. Article IV of the Company's By-laws further provides that the right of indemnification shall not be exclusive of other rights to which any director, officer or other corporate personnel may be entitled to as a matter of law.

     The Company has purchased directors' and officers' liability insurance, which insures against certain losses arising from claims against directors or officers of the Company by reason of certain acts, including a breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted or any of the foregoing so alleged by any claimant or any claim against an officer or director of the Company solely by reason of his being such an officer or director.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Commission has expressed its opinion that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

   Exhibit
   -------
      4.1 Ferrofluidics Corporation Amended and Restated 1995 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.24 of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996)
      4.2 Ferrofluidics Corporation Amended and Restated 1995 Non-Qualified Stock Option Plan (incorporated by reference to Exhibit 10.25 of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996)
      4.3 Ferrofluidics Corporation Amended and Restated 1994 Restricted Stock Plan (incorporated by reference to Exhibit 10.6 of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996)
      5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered
     23.1    Consent of Counsel (included in Exhibit 5.1 hereto)
     23.2    Consent of Ernst & Young LLP, Independent Auditors
     23.3    Consent of Coopers & Lybrand L.L.P., Independent Auditors
     24.1    Powers of Attorney (included in Part II of this Registration
             Statement)

ITEM 9. UNDERTAKINGS.

             (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                       (iii) To include any material information with respect to
                             the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on this 7th day of October, 1996.

                                       FERROFLUIDICS CORPORATION

                                       By:
                                          -------------------------------------
                                          Salvatore J. Vinciguerra
                                          President and Chief Executive Officer

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Ferrofluidics Corporation hereby severally constitute Paul F. Avery, Jr. and Salvatore J. Vinciguerra and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and generally to do all such things in our names and in our capacities as officers and directors to enable Ferrofluidics Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be singed by our said attorneys, or any of them, to said Registration Statement and any all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.
Signature                             Title                                 Date
---------                             -----                                 ----
                                      President and Chief Executive         October 7, 1996
-------------------------------       Officer (Principal Executive
Salvatore J. Vinciguerra              Officer)



-------------------------------       Chairman of the Board and             October 7, 1996
Paul F. Avery, Jr.                    Treasurer



-------------------------------       Vice President and Chief              October 7, 1996
William B. Ford                       Financial Officer (Principal
                                      Financial Officer)



-------------------------------       Controller (Principal                 October 7, 1996
Stephen P. Morin                      Accounting Officer)



-------------------------------       Director                              October 7, 1996
Stephen B. Hazard


-------------------------------       Director                              October 7, 1996
Dennis R. Stone


-------------------------------       Director                              October 7, 1996
Howard F. Nichols


-------------------------------       Director                              October 7, 1996
Robert P. Rittereiser


-------------------------------       Director                              October 7, 1996
Dean Kamen

                                  EXHIBIT INDEX



 Exhibit No.     Description                                               Page*
 -----------     -----------                                               ----

      4.1        Ferrofluidics Corporation Amended and Restated 1995        --
                 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.24 of the Company's Annual
                 Report on Form 10-K for the fiscal year ended
                 June 30, 1996)

      4.2        Ferrofluidics Corporation Amended and Restated 1995        --
                 Non-Qualified Stock Option Plan (incorporated by reference to Exhibit 10.25 of the Company's Annual
                 Report on Form 10-K for the fiscal year ended
                 June 30, 1996)

      4.3        Ferrofluidics Corporation Amended and Restated 1994        --
                 Restricted Stock Plan (incorporated by reference to
                 Exhibit 10.6 of the Company's Annual Report on Form
                 10-K for the fiscal year ended June 30, 1996)

      5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered

     23.1        Consent of Counsel (included in Exhibit 5.1 hereto)        --

     23.2        Consent of Ernst & Young LLP, Independent Auditors

     23.3        Consent of Coopers & Lybrand L.L.P., Independent
                 Auditors

     24.1        Powers of Attorney (included in Part II of this            --
                 Registration Statement)



------------------------
*      Refers to sequentially numbered copy.